                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of HomeCom Communications, Inc. of our report, which includes an explanatory paragraph relating to the uncertainty of the Company's ability to continue as a going concern, dated March 13, 1998, on our audits of the financial statements of HomeCom Communications, Inc. We also consent to the reference to our firm under Item 3 "Incorporation of Documents by Reference."



                                             PricewaterhouseCoopers LLP


Atlanta, GA
July 31, 1998